Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-157386 and 333-157386-01

CitiFirst

NOTES | DEPOSITS | CERTIFICATES

CitiFirst Structured Investments

Offerings Brochure for January 2011

January 4, 2011

Citi

2

Table of Contents

Introduction to CitiFirst Structured Investments 3

Overview of Structures 4

CitiFirst Performance Investments

ELKS® Based Upon The Common Stock of Apple Inc. ("AAPL") 5
ELKS® Based Upon The Common Stock of Las Vegas Sands Corp. ("LVS") 6
ELKS® Based Upon The Common Stock of Textron Inc. ("TXT") 7

Important Information for the Monthly Offerings 8

Overview of Key Benefits and Risks of Structured Investments 9

Additional Considerations 10

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Introduction to CitiFirst

Structured Investments

CitiFirst is the brand name for Citi’s offering of structured investments including notes, deposits, and certificates. Tailored to meet the needs of a broad range of investors, CitiFirst structured investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection

Full principal amount due

at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer or guarantor, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

CitiFirst Performance

Payment due at maturity may be

less than the principal amount

Investments provide for a payment due at maturity that may be less than the principal amount but will be greater than zero due to some level of downside protection and are for investors who are seeking the potential for current income and/or growth

CitiFirst Opportunity

Payment due at maturity

may be zero

Investments provide for a payment at maturity that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

Equities Commodities Currencies

Interest Rates

Alternative

Investments

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of structured investments into categories is not intended to guarantee particular results or performance.

Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4

Overview of Structures

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying; Otherwise the return equals zero
Contingent Upside Participation MLDs/Notes	1-3 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity; Otherwise the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon; Otherwise the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Safety First Trust Certificates	3-6 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; sometimes the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid; Otherwise the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-2 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes; Otherwise, the return equals the lesser of (a) the return of the underlying plus the buffer amount and (b) zero
PACERS℠	1-3 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero
LASERS℠	3-4 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is up at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes; Otherwise the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount; Otherwise the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

***All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.** This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

ELKS®

Based Upon The Common

Stock of Apple Inc. (“AAPL”)

Indicative Terms

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the ELKS are fully and unconditionally guaranteed by

Citigroup Inc., Citigroup Funding Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of your initial investment.

Issue price: $10 per ELKS

Underlying equity: The common stock of Apple Inc. (NYSE symbol: “AAPL”)

Pricing date: January , 2011 (expected to price on or about January 25, 2011, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).

Issue date: January , 2011 (three business days after the pricing date).

Maturity date: July , 2011 (expected to be on or about July 27, 2011)

Valuation date: July , 2011 (expected to be three trading days before the maturity date)

Principal due at maturity*: Payment at maturity may be less than the principal amount

Coupon: [6.00 % to 8.00%] per annum (approximately [3.00% to 4.00%] for the term of the ELKS) paid monthly and computed on the basis of a 360-day year of twelve 30-day months

Downside threshold closing price: $ (80.00 % of the initial equity price).

Initial equity price: $ , the closing price of the underlying equity on the pricing date.

Payment at maturity: For each $10 ELKS: (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price (to be determined on the pricing date), or (2) $10 in cash.

Equity ratio: The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).

Listing: None

CUSIP: 17316G529

Selling Concession: up to 1.50%

Investor Profile

Investor Seeks:

? Monthly fixed coupon

? Contingent downside protection of approximately 20%

? A short-term equity-linked investment

Investor Can Accept:

? A holding period of approximately 6 Months

? The possibility of losing part or all of the principal amount invested

? Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of

Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

ELKS® Based Upon The

Common Stock of Las Vegas

Sands Corp. (“LVS”)

Indicative Terms

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the ELKS are fully and unconditionally guaranteed by

Citigroup Inc., Citigroup Funding Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of your initial investment.

Issue price: $10 per ELKS

Underlying equity: The common stock of Las Vegas Sands Corp. (“LVS”)

Pricing date: January , 2011 expected to price on or about January 25, 2011, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).

Issue date: January , 2011 (three business days after the pricing date).

Maturity date: July , 2011 (expected to be on or about July 27, 2011)

Valuation date: July , 2011 (expected to be three trading days before the maturity date)

Principal due at maturity*: Payment at maturity may be less than the principal amount

Coupon: [14.00 % to 16.00%] per annum (approximately [7.00 % to 8.00%] for the term of the ELKS), paid monthly and computed on the basis of a 360-day year of twelve 30-day months

Downside threshold closing price: $ (70.00 % of the initial equity price).

Initial equity price: $ , the closing price of the underlying equity on the pricing date.

Payment at maturity: For each $10 ELKS: (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price (to be determined on the pricing date), or (2) $10 in cash.

Equity ratio: The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).

Listing: None

CUSIP: 17316G511

Selling Concession: up to 1.50%

Investor Profile

Investor Seeks:

? Monthly fixed coupon

? Contingent downside protection of approximately 30%

? A short-term equity-linked investment

Investor Can Accept:

? A holding period of approximately 6 Months

? The possibility of losing part or all of the principal amount invested

? Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of

Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

ELKS®

Based Upon The Common

Stock of Textron Inc. (“TXT”)

Indicative Terms

Issuer: Citigroup Funding Inc.

Guarantee: Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding

Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of your initial investment.

Issue price: $10 per ELKS

Underlying equity: The common stock of Textron Inc. (“TXT”)

Pricing date: January , 2011 expected to price on or about January 25, 2011, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).

Issue date: January , 2011 (three business days after the pricing date).

Maturity date: July , 2011 (expected to be on or about July 27, 2011)

Valuation date: July , 2011 (expected to be three trading days before the maturity date)

Principal due at maturity*: Payment at maturity may be less than the principal amount

Coupon: [8.00 % to 10.00%] per annum (approximately [4.00 % to 5.00%] for the term of the ELKS), paid monthly and computed on the basis of a 360-day year of twelve 30-day months

Downside threshold closing

price:

$ (80.00 % of the initial equity price).

Initial equity price: $ , the closing price of the underlying equity on the pricing date.

Payment at maturity: For each $10 ELKS: (1) a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price (to be determined on the pricing date), or (2) $10 in cash.

Equity ratio: The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price

(actual ratio to be determined on the pricing date).

Listing: None

CUSIP: 17316G537

Selling Concession: up to 1.50%

Investor Profile

Investor Seeks:

? Monthly fixed coupon

? Contingent downside protection of approximately 20%

? A short-term equity-linked investment

Investor Can Accept:

? A holding period of approximately 6 months

? The possibility of losing part or all of the principal amount invested

? Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of

Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Important Information

for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Structured

Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer and guarantor, if applicable, has separately filed a registration statement (including a prospectus) with the

Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer or guarantor, if applicable, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure,

you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer, the guarantor, if applicable, and offerings.

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Funding Inc.

Issuer’s Registration Statement Number: 333-157386

Issuer’s CIK on the SEC Website: 0001318281

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer.

The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any

other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-877-858-5407.

Overview of Key Benefits

and Risks of Structured Investments

Benefits

? Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds,

commodities, foreign-exchange, interest rates, equities, or a combination thereof.

? Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity,

periodic income, and enhanced returns.

Risks

? The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

? Potential for Loss

? The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer or guarantor credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

? The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and,

for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

? Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

? Issuer or Guarantor Credit Risk – All payments on CitiFirst Structured

Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer or guarantor.

? Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

? Resale Value of a CitiFirst Structured Investment May be Lower than Your

Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer or guarantor of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.

Volatility of the Underlying Asset or Index – Depending on the investment,

the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

? Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

? Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and,

therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

? The United States Federal Income Tax Consequences of Structured

Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s)

of a particular structured investment. Citigroup Global Markets Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

? Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms,

risks and benefits associated with any particular structured investment.

Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Global Markets Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s)

concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts

(including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and

Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith

Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity. You should refer to the section

“ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S.,

unless explicitly stated in the offering document(s) and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors”

within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong

Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or

which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the

Securities and Futures Act, Chapter 289 of the Singapore Statutes (the

Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section

275 of the Securities and Futures Act) or to any person pursuant to section

275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures

Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has

subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor)

whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the

Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in

Section 275(1A) of that Act (in the case of a corporation) or in accordance with

Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

Notes

Notes

Notes

Notes

Notes

CitiFirst

At Citi, our talented professionals are dedicated to delivering innovative value added investments and services to our clients across the globe. Our teams in structuring, marketing, sales and trading are focused on educating our distribution partners and putting clients first.

To discuss CitiFirst structured investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas:

+1 (212) 723-7005 and +1 (212) 723-7288

For more information, please go to www.citifirst.com

ELKS®is a registered service mark of Citigroup Global Markets Inc.

©2011 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its subsidiaries and are used and registered throughout the world.

Citi